UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 7, 2014

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Letter of Intent Agreement

On February 7, 2014, the Company has entered into a binding Letter of Intent ("LOI") shall set forth the basic terms of the recent discussions between Enertopia Corporation ("Enertopia") and Wisplite Technologies Incorporated ("WTI") and Wisplite Technologies Group Incorporated (“WTGI”) and CEX Holdings Limited (“CEX”) (collectively, the "Parties") with regard to the acquisition (the "Acquisition") by Enertopia of all of the issued and outstanding shares of WTI.

Acquisition Structure. In accordance with the terms of a formal and definitive agreement to be entered into between Enertopia and the current shareholders of WTI (the "Shareholders) (the "Definitive Agreement"), Enertopia shall be entitled to acquire all of the issued and outstanding shares of WTI from the Shareholders. WTGI and CEX are the majority shareholders of WTI. WTI owns certain proprietary technologies, inventions, products, processes, formulae, designs, data, information and materials related to portable vaporizing devices. The terms of the Acquisition will be as follows:

(a)   Upon the execution of this LOI, Enertopia shall pay to WTI the sum of $85,000 which is for the payment of patent payments and associated costs due on or before February 7, 2014 which amount shall be non-refundable.

(b)   Upon closing, which is to occur on or before February 28, 2014 or such other date as the Parties may agree, acting reasonably (the "Closing"), Enertopia shall pay to WTI, the sum of $300,000.

(c)   Enertopia shall also commit a minimum of $360,000 toward the operation of the business of WTI (which includes salaries, consulting fees) for the 12 months following the Closing, such sum to be payable in three equal quarterly installments of $120,000 (the "Operational Funding"). Enertopia will provide office space at its head office for Ms. Taggart.

(d)   Enertopia shall issue an aggregate of 10,000,000 common shares of Enertopia (the "Shares"), as set forth below:

(i)   5,000,000 Shares shall be issued on Closing; and

(ii)   5,000,000 Shares shall be issued within 30 days of WTI completing the filing of one or more patent applications for its next generation atomizer-less and battery-less technology (the "Patent Applications"), as long as such filings are completed within 12 months of Closing.

(e)   Enertopia understands and acknowledges that WTI has a finder’s fee agreement in place with Wolverton Securities Ltd. (“Wolverton”) and that Wolverton introduced Enertopia to WTI for the purposes of the Acquisition. Wolverton will be paid a cash fee and will be entitled to a portion of the Shares to be issued to the Shareholders. The Shares will be issued to the Shareholders, on a pro-rata basis, and Wolverton, pursuant to its finder’s fee agreement with WTI. The Shareholders shall provide such acknowledgements and certificates as may be required by Enertopia pursuant to applicable securities laws. In addition, the Parties acknowledge that an associate of an employee and director of Wolverton has indirect ownership of over 20% of the issued and outstanding common shares of CEX.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the LOI Agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Intent Agreement dated February 7, 2014
99.1	Press Release dated February 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2014

Enertopia Corp.

By: ____”Robert McAllister”______
Robert G. McAllister
President and Director